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                                                                    Exhibit 10.1

                               TIMOTHY M. DONAHUE
                             10128 HIGH HILL COURT
                          GREAT FALLS, VIRGINIA 22066

                               December 15, 2004

Board of Directors
Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191

                         LIMITED WAIVER OF GOOD REASON
                         -----------------------------

Dear Board of Directors:

              Reference is made to (i) the Employment Agreement, dated as of July 1, 2003, between me and Nextel Communications, Inc. (the "Company") and
(ii) the Agreement and Plan of Merger, dated as of December 15, 2004, by and among Sprint Corporation, a Kansas corporation ("Sprint"), the Company and a Delaware corporation wholly owned by Sprint (the "Merger Agreement").

              This will confirm that, during the period commencing at the "Effective Time" (as defined in the Merger Agreement) and ending six months following the Effective Time (the "Waiver Period"), I shall not claim that my having the titles and duties assigned to the "Chairman" in Exhibit D to the Merger Agreement (the "Chairman Duties and Responsibilities") is a basis to claim that a "Good Reason" (as defined in the Employment Agreement) has occurred. This does not constitute a waiver of my right, if any, to claim that any other action of or inaction by the "Company" (for this purpose meaning as such term is used in the Agreement) constitutes Good Reason, whether occurring before, during or after the Waiver Period, nor to claim that my assuming the Chairman Duties and Responsibilities constitutes Good Reason following the Waiver Period (and I specifically do not consent to my assumption of the Chairman Duties and Responsibilities for purposes of Section 9(f)(ii) of the Agreement).

                                             Very truly yours,

                                             /s/ TIMOTHY M. DONAHUE